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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-134815 and 333-116692 on Form S-3 and Registration Statement Nos. 333-39072, 333-54017, 333-33555, 333-29725, 333-90186, 333-116695, 333-134207 and 333-148380 on Form S-8 of our report dated February 28, 2008, relating to the consolidated financial statements and financial statement schedule of CommScope, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of the adoption of Statement of Financial Accounting Standards Nos. 123(R) and 158 and FASB Interpretation No. 48) and the effectiveness of CommScope, Inc.'s internal control over financial reporting as of December 31, 2007, appearing in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina February 28, 2008

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  EXHIBIT 23